SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2012

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, immediately following the 2012 Annual Meeting of Shareholders of Integrated Electrical Services, Inc. (the “Company”), the Board of Directors of the Company approved an increase in the size of the Company’s Board of Directors from five to six members and the Nominating/Governance Committee recommended, and the Board of Directors approved, the appointment of David B. Gendell to fill the newly-created Board seat.  Although Mr. Gendell has not been appointed to any committees of the Board, it is contemplated that he will be appointed to the Nominating/Governance Committee and/or the Human Resources & Compensation Committee.

There is no arrangement or understanding between Mr. Gendell and any other persons pursuant to which Mr. Gendell was appointed to the Company’s Board of Directors.  There are no transactions involving Mr. Gendell that require disclosure under Item 404(a) of Regulation S-K.  Mr. Gendell is not a party to any plan, contract or arrangement with the Company and will receive the standard compensation received by the Company’s current non-employee directors.

A copy of the press release announcing Mr. Gendell’s appointment to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: March 5, 2012	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 28, 2012.